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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report, related to the financial statements of KWQC-TV dated February 13, 1996, except for Note 6 as to which the date is March 12, 1996, in the Registration Statement (Form S-4) and related Prospectus of Young Broadcasting Inc. for the offer to exchange Series B 8 3/4% Senior Subordinated Notes due 2007.



                                        /s/ McGladrey & Pullen, LLP


New Haven, Connecticut
July 11, 1997